UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2023

Janus International Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40456	86-1476200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Janus International Blvd., Temple, GA 30179
(Address of Principal Executive Offices) (Zip Code)

(866) 562-2580

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2023, Brian Cook notified the Nominating and Corporate Governance Committee (the “NCG Committee”) of the Board of Directors of Janus International Group, Inc. (the “Company”), that he would not be standing for re-election as a director at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). Mr. Cook has served as (i) a director of the Company since the Company became a public company pursuant to a business combination in June 2021 and (ii) a member of the Company’s NCG Committee since August 2021. No disagreement with the Company related to its operations, policies or practices caused, in whole or in part, Mr. Cook’s determination not to stand for re-election. The Company thanks Mr. Cook for his years of service as a member of the Board.

The Company expects that Mr. Cook will continue to serve as a mergers and acquisitions consultant to the Company following the end of his term on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2023

JANUS INTERNATIONAL GROUP, INC.

By:	/s/ Anselm Wong
Name:	Anselm Wong
Title:	Chief Financial Officer